SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
                        DATE OF REPORT - January 18, 2002
                        (Date of Earliest Event Reported)

                                 GLOBALNET, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                           Commission File No. 0-27469


        Nevada                                          87-0635536
--------------------------------------------------------------------------------
(State of Incorporation)                    (I.R.S. Employer Identification No.)



1919 South Highland Avenue, Suite 125-D
Lombard,  Illinois                                                 60148
--------------------------------------------------------------------------------
(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including area code:  (630) 652-1300


                                      N/A
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)


                                   Pere Valles
                             Chief Financial Officer
                                 GlobalNet, Inc.
                           (630) 652-1300 (Telephone)
                              (630) 652-1320 (Fax)

                                 with copies to:

                            Clifford E. Neimeth, Esq.
                               Alan S. Gaynor, Esq
                             Greenberg Traurig, LLP
                              The MetLife Building
                                 200 Park Avenue
                            New York, New York 10166
                           (212) 801-9200 (telephone)
                              (212) 801-6400 (fax)

ITEM 5.  Other Events.

      In response to recent shareholder inquires with respect to the transactions described in the Current Report on Form 8-K filed with the Commission on January 10, 2002 by Globalnet, Inc. ("GlobalNet"), the following supplemental disclosure is hereby made (all capitalized terms used and not defined herein have the respective meanings assigned to them in the Merger Agreement filed as Exhibit 2.1 to GlobalNet's Current Report on Form 8-K filed with the Commission on January 10, 2002 (the "January 10th Current Report")):

      As previously reported, on January 6, 2002 GlobalNet, Titan and Merger Sub entered into the Merger Agreement pursuant to which Merger Sub will be merged with and into GlobalNet (the "Merger") and GlobalNet will be the surviving corporation. In the Merger, each share of GlobalNet's Common Stock (other than Dissenting Shares) outstanding immediately prior to the Effective Time will be converted into such number of shares of Titan Common Stock equal to the Exchange Ratio, plus cash in lieu of fractional shares.

      The Exchange Ratio (which represents the number of shares of Titan Common Stock to be issued in the Merger for each share of GlobalNet Common Stock outstanding immediately prior to the Effective Time) will be determined based upon the average closing sale price of Titan's Common Stock (the "Titan Average Trading Price") for the 20-consecutive trading day period ending on the fifth trading day prior to GlobalNet's meeting of shareholders to vote on approval of the Merger Agreement (the "Meeting").

      Due to the fixed value collar and the floating Exchange Ratio (as described in the January 10th Current Report), the actual market value of each share of Titan Common Stock delivered to holders of GlobalNet Common Stock in the Merger may be lower than the value of Titan Common Stock used to determine the Exchange Ratio.

      By way of further clarification, if the Titan Average Trading Price is equal to or higher than $25.625, but not in excess of $27.625, the Exchange Ratio will fluctuate inversely in relation to the Titan Average Trading Price. Accordingly, at Titan Average Trading Prices within the foregoing $25.625 to $27.625 range, the number of shares of Titan Common Stock to be issued in the Merger for each outstanding share of GlobalNet Common Stock (i.e., the Exchange Ratio) will progressively increase in relation to lower Titan Average Trading Prices, and will progressively decrease in relation to higher Titan Average Trading Prices.

      However, pursuant to the Merger Agreement, at any Titan Average Trading Price lower than $25.625, but higher than $20.125, the Exchange Ratio will be determined using an implied (or fixed) $25.625 Titan Average Trading Price. Therefore, at all Titan Average Trading Prices that are within the foregoing $20.125 to $25.625 range, the number of shares of Titan Common to be issued in the Merger for each outstanding share of GlobalNet Common Stock (i.e., the Exchange Ratio) will no longer progressively increase in relation to lower Titan Average Trading Prices, but instead, will be determined using $25.625 as the Titan Average Trading Price. This means, in such circumstance, that holders of GlobalNet Common Stock would receive in exchange for their shares Merger consideration having an actual lower aggregate value than otherwise would be the case if the Exchange Ratio was not so fixed and, instead, continued to progressively increase (or float) in relation to decreases in Titan's Average Trading Price.

      The Merger Agreement further provides that if the Titan Average Trading Price is lower than $20.125, GlobalNet may terminate the Merger Agreement, unless Titan resets the Exchange Ratio using an implied (or fixed) $20.125 Average Titan Trading Price - - such that holders of GlobalNet Common Stock can receive a larger number of shares of Titan Common Stock. If, however, the Average Titan Trading Price were lower than $20.125 and Titan reset the Exchange Ratio using $20.125 as the Titan Average Trading Price, holders of GlobalNet Common Stock would still receive in exchange for their shares, Merger consideration having an actual lower aggregate value than otherwise would be the case if the Exchange Ratio continued to progressively increase (or Float) in relation to decreases in Titan's Average Trading Price.

      The closing sale price per share of Titan's Common Stock as reported on the New York Stock Exchange, Inc. Composite Transactions on January 17, 2002 was $21.860. The Exchange Ratio will not be determined, however, until the Titan Average Trading Price is calculated (i.e., for the consecutive 20-trading day period ending five trading days prior to the meeting). Accordingly, whether GlobalNet would have the right to terminate the Merger Agreement and Titan would reset the Exchange Ratio (to the extent the Titan Average Trading Price were lower than $20.125) would only be determined after the aforementioned 20-consecutive trading day period has expired.

      Holders of GlobalNet Common Stock also should be aware that if the Merger Agreement were terminated for any reason other than by reason of Titan's breach thereof, all borrowings outstanding under the Note Purchase Agreement would become due and payable not later than 30 days after such termination.

      There can be no assurance whether the Merger will be consummated or, if consummated, as to the timing thereof.

      The foregoing description only purports to be a summary of certain provisions of the Merger Agreement referenced herein and is qualified in its entirety by reference to the full text of the Merger Agreement filed as Exhibit
2.1 to the January 10th Current Report.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a)   Financial Statements.

      Not applicable.

(b)   Pro Forma Financial Information.

      Not applicable.

(c)   Exhibits

      None

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                GlobalNet, Inc.



                                                By: /s/ Pere Valles
                                                --------------------------------
                                                Name:  Pere Valles
                                                Title: Chief Financial Officer

Dated: January 18, 2002